Exhibit 31.3

CERTIFICATION

I, James Brailean, certify that:

1.	I have reviewed this annual report on Form 10-K of NextWave Wireless Inc.;

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 11, 2009

/s/ James Brailean

James Brailean

Chief Executive Officer, Chief Operating Officer and President

(Principal Executive Officer)